EXHIBIT 1.1

                             Storage Equities, Inc.

                                2,800,000 Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                 (U.S. Version)

                                                                 May __, 1995
                                                           New York, New York


   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   RAYMOND JAMES & ASSOCIATES, INC.
   THE ROBINSON-HUMPHREY COMPANY, INC.
     as Representatives of the
     Several U.S. Underwriters
   c/o PaineWebber Incorporated
     1285 Avenue of the Americas
     New York, New York 10019

   Ladies and Gentlemen:

             Storage Equities, Inc., a real estate investment trust ("REIT") and a California corporation (the "Company"), proposes to sell an aggregate of 2,800,000 shares (the "U.S. Firm Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), to you and the several other U.S. underwriters named in Schedule I hereto (collectively, the "U.S. Underwriters"), for whom you are acting as representatives (the "Representatives"), in connection with the offering and sale of such shares of Common Stock in the United States and Canada to United States and Canadian Persons (as hereinafter defined). The Company has also agreed to grant to you and the other U.S. Underwriters an option (the "U.S. Option") to purchase up to an additional 525,000 shares of Common Stock (the "U.S. Option Shares") on the terms and for the purposes set forth in Section 1(b). The U.S. Firm Shares and the U.S. Option Shares are referred to collectively herein as the "U.S. Shares" and the International Shares (as hereinafter defined) and the U.S. Shares are referred to collectively herein as the "Shares". It is understood that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of 700,000 shares of Common Stock (the "International Shares"), through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom PaineWebber International (U.K.) Limited, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Raymond James & Associates, Inc. and The Robinson-Humphrey Company, Inc. are acting as lead managers (the "Managers"), in connection with the offering and the sale of such shares of Common Stock outside the United States and Canada to persons other than United States and Canadian Persons. As used herein, "United States or Canadian Person" shall mean any individual who is resident in the United States or Canada or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or Canada or of any political subdivision thereof (other than the foreign branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person; and "United States" shall mean the United States of America, its territories, possessions and all areas subject to its jurisdiction.

             The U.S. Underwriters have entered into an agreement with the International Underwriters (the "Agreement Between U.S. Underwriters and International Underwriters") contemplating the coordination of certain transactions between the U.S. Underwriters and the International Underwriters and any such transactions between the U.S. Underwriters and the International Underwriters shall be governed by the Agreement Between U.S. Underwriters and International Underwriters and shall not be governed by the terms of this Agreement.

             The initial public offering price per share for the U.S. Shares and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "U.S. Price Determination Agreement"). The U.S. Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Shares will be governed by this Agreement, as supplemented by the U.S. Price Determination Agreement. From and after the date of the execution and delivery of the U.S. Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the U.S. Price Determination Agreement.

             The initial public offering price per share and the purchase price per share for the International Shares to be paid by the several International Underwriters pursuant to the International Underwriting Agreement shall be set forth in a separate agreement (the "International Price Determination Agreement"), the form of which is attached to the International Underwriting Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, unless the context otherwise indicates, all references contained herein to the "International Underwriting Agreement" shall be deemed to include the International Price Determination Agreement. The purchase price per share for the International Shares to be paid by the several International Underwriters shall be identical to the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters hereunder.

             The Company confirms as follows its agreements with the Representatives and the several other U.S. Underwriters:

             1.   Agreement to Sell and Purchase.

                  A. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several U.S. Underwriters and (ii) each of the U.S. Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share for the U.S. Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) and set forth in the U.S. Price Determination Agreement, the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in
   Schedule I, plus such additional number of U.S. Firm Shares which such U.S. Underwriter may become obligated to purchase pursuant to Section 8 hereof.

                  B. Subject to all the terms and conditions of this Agreement, the Company grants the U.S. Option to the several U.S. Underwriters to purchase, severally and not jointly, up to 525,000 U.S. Option Shares from the Company at the same price per share as the U.S. Underwriters shall pay for the U.S. Firm Shares. The U.S. Option may be exercised only to cover over-allotments in the sale of the U.S. Firm Shares by the U.S. Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement, upon written or telegraphic notice (the "U.S. Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the U.S. Option Shares Notice (the "U.S. Option Closing Date") setting forth the aggregate number of U.S. Option Shares to be purchased and the time and date for such purchase. On the U.S. Option Closing Date, the Company will issue and sell to the U.S. Underwriters the number of U.S. Option Shares set forth in the U.S. Option Shares Notice, and each U.S. Underwriter will purchase such percentage of the U.S. Option Shares as is equal to the percentage of U.S. Firm Shares that such U.S. Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

                  C. The initial public offering price per share for the U.S. Firm Shares and the purchase price per share for the U.S. Firm Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price Determination Agreement, which shall be dated the date hereof.

                  D. Except for (i) offers and sales of Common Stock to the shareholders of Public Storage Properties VII, Inc. ("Properties 7") in connection with a potential merger of Properties 7 into the Company,
   (ii) the conversion of the Company's Convertible Preferred Stock into Common Stock, (iii) the grant of options under the Company's existing stock option plans and the issuance of Common Stock in connection with the exercise of outstanding Company stock options issued under such plans,
   (iv) the issuance of stock or the grant of options in exchange for the acquisition of properties and partnership interests, (v) offers to issue, or issuances of, shares of Common Stock to affiliates of the Company that enter into agreements substantially in the form of this paragraph (D) (other than offers or issuances as part of the consideration for acquisitions of mini-warehouse facilities or mortgages secured by mini-warehouse facilities) and (vi) offers and sales of Common Stock in connection with the proposed restructuring of the Company described in the Prospectus Supplement (as defined in Section 3(a) hereof), the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the Prospectus, without the prior written consent of PaineWebber Incorporated.

             2. Delivery and Payment. Delivery of the U.S. Firm Shares shall be made to the Representatives for the accounts of the U.S. Underwriters against payment of the purchase price by certified or official bank checks payable in New York Clearing House (next-day) funds to the order of the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or such other place as may be agreed upon by the Company and the Representatives. Such payment shall be made at 10:00 a.m., New York City time, on the fifth business day following the date of this Agreement or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

             To the extent the U.S. Option is exercised, delivery of the U.S. Option Shares against payment by the U.S. Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the U.S. Option Shares Notice.

             Certificates evidencing the U.S. Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the U.S. Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the U.S. Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the U.S. Option Closing Date, as the case may be.

             The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the U.S. Firm Shares and U.S. Option Shares by the Company to the respective U.S. Underwriters shall be borne by the Company. The Company will pay and save each U.S. Underwriter and any subsequent holder of the U.S. Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such U.S. Underwriter of the U.S. Firm Shares and U.S. Option Shares.

             3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter as set forth below. Certain terms used in this Section 3 are defined in paragraph (w) hereof.

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-54755) on Form S-3, including a related prospectus, for the registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including the related prospectus, each of which has previously been furnished to the Representatives and the Managers. Such registration statement has been declared effective under the Securities Act of 1933, as amended (the "Act"). The Company has filed with the Commission a U.S. preliminary prospectus supplement and an international preliminary prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Act and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a U.S. prospectus supplement (the "U.S. Prospectus Supplement") and an international prospectus supplement (the "International Prospectus Supplement" and, together with the U.S. Prospectus Supplement, the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Effective Date, and in the U.S. Prospectus Supplement and the International Prospectus Supplement all information required by the Act and the rules thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such amendment and form of final prospectus and prospectus supplement, or such final prospectus and prospectus supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Representatives and the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the U.S. Underwriters and the International Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus and International Preliminary Prospectus) as the Company has advised the Representatives and the Managers, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the prospectus and the U.S. Prospectus Supplement and the International Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any U.S. Underwriter through the Representatives or any International Underwriter through the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). The Company acknowledges that the statements set forth under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only such information so furnished.

                  (c) No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

                  (d) Each of the Incorporated Documents, when it was last filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder.

                  (e) Each of the Company, SEI Arlington Acquisition Corporation ("SEI Arlington"), SEI Hypoluxo Acquisition Corporation ("Hypoluxo"), Arlington Acquisition Co. ("Arlington"), Hargrove Road Development Corporation ("Hargrove"), SEI-Firestone Acquisition Corporation ("SEI Firestone"), SEI-Sandy Acquisition Corporation ("SEI Sandy") and Roswell Road Development Corporation ("Roswell" and, together with SEI Arlington, Hypoluxo, Arlington, Hargrove and SEI Firestone, the "Subsidiaries") and PS Partners, Ltd. ("PSPI"), PS Partners II, Ltd. ("PSPII"), PS Partners III, Ltd. ("PSPIII"), PS Partners IV, Ltd. ("PSPIV"), PS Partners V, Ltd. ("PSPV"), PS Partners VI, Ltd. ("PSPVI"), PS Partners VII, Ltd. ("PSPVII") and PS Partners VIII, Ltd. ("PSPVIII" and, collectively, the "Partnerships") has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly, through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of March 31, 1995 approximately 51%, 66%, 49%, 33%, 43%, 34%, 51% and 39% of the limited partnership units of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVII and PSPVIII, respectively.

                  (f) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

                  (g) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Prospectus.

                  (h) The Company, each Subsidiary and each Partnership maintain adequate insurance for the conduct of their respective business as described in the Prospectus.

                  (i) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company's business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the Prospectus, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

                  (j) The Company's authorized capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), Adjustable Rate Cumulative Preferred Stock, Series C, stated value $25.00 per share, of the Company (the "Series C Preferred Stock"), 9.50% Cumulative Preferred Stock, Series D, stated value $25.00 per share, of the Company (the "Series D Preferred Stock"), 10% Cumulative Preferred Stock, Series E, stated value $25.00 per share, of the Company (the "Series E Preferred Stock"), 9.75% Cumulative Preferred Stock, Series F, stated value $25.00 per share, of the Company (the "Series F Preferred Stock") and 8.25% Convertible Preferred Stock, stated value $25.00 per share, of the Company (the "Convertible Preferred Stock") have each been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement and the International Underwriting Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance on the New York Stock Exchange; prior to the Closing Date, the form of certificate for the Shares will be in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

                  (k) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit, proceeding or investigation before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

                  (l) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Shares; and this Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company.

                  (m) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement and the International Underwriting Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated herein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Shares by the U.S. Underwriters. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

                  (n) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) of its charter or by-laws, and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or they or its or their properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

                  (o) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor has the Company, any of the Subsidiaries nor any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

                  (p) Neither the sale of the Shares nor the consummation of any of the other transactions herein contemplated or in the International Underwriting Agreement nor the fulfillment of the terms hereof or in the International Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgement, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

                  (q) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (r) Other than as described in the Prospectus (including the Incorporated Documents), there are no outstanding warrants or options to purchase any shares of capital stock of the Company (other than options to purchase 212,500 shares of Common Stock issued on May 9, 1995) and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the articles of incorporation or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (s) The Company is qualified, has been qualified since January 1, 1981, and intends to operate so as to continue to be qualified,
   (i) as a REIT under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) to be taxed on its "real estate investment trust income" pursuant to Section 857 of the Code.

                  (t) No statement, representation, warranty or covenant made by the Company in this Agreement or in the International Underwriting Agreement or made in any certificate or document required by this Agreement or the International Underwriting Agreement to be delivered to the Representatives or the Managers was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                  (u) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

                  (v) To the best of the Company's knowledge, the firm of accountants that have certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company, as required by the Act. The consolidated financial statements, together with related schedules and notes, incorporated by reference in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise, as consistently applied throughout such periods. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company.

                  (w) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement and the International Underwriting Agreement are executed and delivered by the parties hereto and thereto. "Preliminary Prospectus" shall mean any U.S. preliminary prospectus supplement ("U.S. Preliminary Prospectus Supplement") or international preliminary prospectus supplement ("International Preliminary Prospectus Supplement"), in each case referred to in paragraph (a) above. "Prospectus" shall mean the prospectus and, as applicable, the U.S. Prospectus Supplement (collectively with the prospectus, the "U.S. Prospectus") or the International Prospectus Supplement (collectively with the prospectus, the "International Prospectus"), in each case relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the registration statement referred to in paragraph
   (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the "Incorporated Documents"); and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

             4. Agreements of the Company. The Company agrees with the several U.S. Underwriters as follows:

                  A. The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any U.S. Underwriter, International Underwriter or any dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives and the Managers within a reasonable period of time prior to the filing thereof and the Representatives and the Managers shall not have objected thereto in good faith.

                  B. The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to become effective, and will notify the Representatives and the Managers promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
   (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
   Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                  C. The Company will furnish to the Representatives and the Managers, without charge, four signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and will furnish to the Representatives and the Managers, without charge, for transmittal to each of the other U.S. Underwriters and International Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  D. The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  E. The Company will deliver (i) to each of the U.S. Underwriters, without charge, as many copies of the Prospectus (including the U.S. Prospectus Supplement) or any amendment or supplement thereto as the Representatives may reasonably request and (ii) to each of the International Underwriters, without charge, as many copies of the Prospectus (including the International Prospectus Supplement) or any amendment or supplement thereto as the Managers may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several U.S. Underwriters and International Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the U.S. Underwriters or counsel to the International Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the U.S. Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request and will deliver to each of the Managers, without charge, such number of copies of such supplement or amendment to the Prospectus as the Managers may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the U.S. Underwriters and the Managers if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives and the Managers after reasonable notice thereof.

                  F. Prior to any public offering of the Shares, the Company will cooperate with the Representatives and the Managers and counsel to the Underwriters and the Managers in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives and the Managers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside of the United States; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.
   The Company will inform the Florida Department of Banking and Finance if, at any time prior to the completion of the distribution of the Shares by the U.S. Underwriters and the Managers, it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

                  G. During the period of five years commencing on the Effective Date, the Company will furnish to each of the Representatives, each of the Managers and each other U.S. Underwriter or International Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each of the Representatives, each of the Managers and each other U.S. Underwriter or International Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                  H. The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company, the Subsidiaries and the Partnerships, for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

                  I. Whether or not the transactions contemplated by this Agreement or the International Underwriting Agreement are consummated or this Agreement or the International Underwriting Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives or the Managers, all costs and expenses incident to the performance of the obligations of the Company under this Agreement and the International Underwriting Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Between U.S. Underwriters and International Underwriters, the International Underwriting Agreement, the Agreement Among Underwriters, the Agreement among International Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the U.S. Underwriters, the International Underwriters or by dealers to whom Shares may be sold,
   (5) the listing of the Shares on the New York Stock Exchange, (6) any filings required to be made by the U.S. Underwriters and the International Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the U.S. Underwriters and International Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel (including counsel in Canadian provinces and territories, if any) to the U.S. Underwriters and International Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda,
   (8) counsel to the Company and (9) the transfer agent for the Shares.

                  J. If this Agreement or the International Underwriting Agreement shall be terminated by the Company pursuant to any of the provisions hereof or thereof (otherwise than pursuant to Section 7 hereof and Section 7 thereof) or if for any reason the Company shall be unable to perform its obligations hereunder or thereunder, the Company will reimburse the several U.S. Underwriters and International Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the U.S. Underwriters and International Underwriters) reasonably incurred by them in connection herewith.

                  K. The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

                  L. The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

                  M. The Company will use its best efforts to ensure that the Shares remain listed on the New York Stock Exchange.

                  N. During the period of nine months from the Closing Date, the Company will file such amendments to the Registration Statement or amendments or supplements to the Prospectus as the Representatives may reasonably request in connection with the distribution and sale of the Shares, and will furnish to the Underwriters, at the Company's expense, as many copies of the Registration Statement or the Prospectus, as so amended or supplemented, as the Representatives may reasonably request.

             5. Conditions of the Obligations of the U.S. Underwriters. In addition to the execution and delivery of the U.S. Price Determination Agreement, the obligations of each U.S. Underwriter hereunder are subject to the following conditions:

                  A.   All filings required by Rule 424 shall have been made.

                  B. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Managers and the Representatives and the Managers did not object thereto in good faith, and the Representatives and the Managers shall have received certificates, dated the Closing Date and the U.S. Option Closing Date and signed by the President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                  C. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, the Subsidiaries and the Partnerships, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
   (ii) neither the Company, any of the Subsidiaries nor any of the Partnerships shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the several U.S. Underwriters and the International Underwriters at the initial public offering price.

                  D. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any Subsidiary or any Partnership or any of their respective officers, directors or general partners in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

                  E. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the U.S. Option Shares, at the U.S. Option Closing Date, as if made at the Closing Date, and with respect to the U.S. Option Shares, at the U.S. Option Closing Date, and all covenants and agreements contained herein and in the International Underwriting Agreement to be performed on the part of the Company and all conditions contained herein and in the International Underwriting Agreement to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the U.S. Option Shares, at or prior to the U.S. Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  F. The Representatives and the Managers shall have received opinions, each dated the Closing Date and, with respect to the U.S. Option Shares, the U.S. Option Closing Date, addressed to the Representatives and the Managers and satisfactory in form and substance to counsel for the U.S. Underwriters and International Underwriters, from David Goldberg, counsel for the Company, to the effect set forth in Exhibit B, and from Hogan & Hartson, counsel for the Company, to the effect set forth in Exhibit C.

                  G. The Representatives and the Managers shall have received an opinion, dated the Closing Date and, with respect to the U.S. Option Shares, the U.S. Option Closing Date, from Skadden, Arps, Slate, Meagher & Flom, counsel to the U.S. Underwriters, addressed to the Representatives and the Managers, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives and the Managers, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

                  H. Concurrently with the execution and delivery of this Agreement and the International Underwriting Agreement, Ernst & Young shall have furnished to the Representatives and the Managers a letter, dated the date of its delivery, addressed to the Representatives and the Managers and in form and substance satisfactory to the Representatives and the Managers, confirming that they are independent accountants with respect to the Company as required by the Act and the rules and regulations thereto and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the U.S. Option Shares, the U.S. Option Closing Date, Ernst & Young shall have furnished to the Representatives and the Managers a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Ernst & Young, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the U.S. Option Closing Date, which would require any change in their letter dated the date hereof (or the date of the Prospectus, as the case may be) if it were required to be dated and delivered at the Closing Date and the U.S. Option Closing Date.

                  I. Concurrently with the execution and delivery of this Agreement and the International Underwriting Agreement and at the Closing Date and, as to the U.S. Option Shares, the U.S. Option Closing Date, there shall be furnished to the Representatives and the Managers an accurate certificate, dated the date of its delivery, signed by each of the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives and the Managers, to the effect that:

                       1. Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the U.S. Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                       2. Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                       3. Each of the covenants required to be performed by the Company herein and in the International Underwriting Agreement on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                  J. The Shares shall be qualified for sale in such states as the Representatives and the Managers may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the U.S. Option Closing Date.

                  K. Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

                  L.   The Company shall have furnished to the
   Representatives and the Managers such certificates, in addition to those specifically mentioned herein, as the Representatives or the Managers may have reasonably requested as to the accuracy and completeness at the Closing Date and the U.S. Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the U.S. Option Closing Date of the representations and warranties of the Company herein and in the International Underwriting Agreement, as to the performance by the Company of its obligations hereunder and under the International Underwriting Agreement, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder and under the International Underwriting Agreement of the Representatives and the Managers.

                  M. The closing of the purchase and sale of the International Shares pursuant to the International Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the U.S. Shares hereunder.

             6.   Indemnification.

                  A. The Company will indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person, if any, who controls each U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the U.S. Shares in the public offering to any person by any U.S. Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any U.S. Underwriter furnished in writing to the Company by the Representatives on behalf of any U.S. Underwriter expressly for inclusion in the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus; and provided, further, that the Company will not be liable to any U.S. Underwriter, the directors, officers, employees or agents of any U.S. Underwriter or any person controlling any U.S. Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any U.S. Preliminary Prospectus which is completely corrected in the U.S. Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased U.S. Shares from such U.S. Underwriter but was not sent or given a copy of the U.S. Prospectus at or prior to the written confirmation of the sale of such U.S. Shares to such person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                  B. Each U.S. Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any U.S. Underwriter furnished in writing to the Company by the Representatives on behalf of such U.S. Underwriter expressly for use in the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus. The Company acknowledges that the statements set forth under the heading "Underwriting" in any U.S. Preliminary Prospectus and the U.S. Prospectus constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in the registration statement for the Shares as originally filed or in any amendment thereof, any U.S. Preliminary Prospectus or the U.S. Prospectus. This indemnity will be in addition to any liability that each U.S. Underwriter might otherwise have.

                  C. Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
   Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
   (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or
   (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the U.S. Underwriters, the Company and the U.S. Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the U.S. Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the U.S. Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the U.S. Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this
   Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no U.S. Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  E. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the U.S. Underwriters, (ii) acceptance of any of the U.S. Shares and payment therefor or (iii) any termination of this Agreement.

             7. Termination. The obligations of the several U.S. Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the U.S. Option Shares, on or prior to the U.S. Option Closing Date), by notice to the Company from the Representatives without liability on the part of any U.S. Underwriter to the Company, if, prior to delivery and payment for the U.S. Shares (or the U.S. Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists such securities or by the National Association of Securities Dealers Automated Quotation Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

             8. Substitution of Underwriters. If any one or more of the U.S. Underwriters shall fail or refuse to purchase any of the U.S. Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of U.S. Firm Shares which such defaulting
   U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of U.S. Firm Shares, the other U.S. Underwriters shall be obligated, severally, to purchase the U.S. Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase, in the proportions which the number of U.S. Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of U.S. Firm Shares which all such non-defaulting
   U.S. Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of U.S. Firm Shares which any U.S. Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
   Section 8 by more than one-ninth of the number of U.S. Firm Shares agreed to be purchased by such U.S. Underwriter without the prior written consent of such U.S. Underwriter. If any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase any U.S. Firm Shares and the aggregate number of U.S. Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the U.S. Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such U.S. Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company for the purchase or sale of any U.S. Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the United States Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting
   U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

             9. U.S. Distribution. Each U.S. Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Section 1 of the Agreement Between U.S. and International Underwriters and (y) stabilization transactions contemplated in Section 3 thereof conducted as part of the distribution of the Shares, (a) it is not purchasing any of the U.S. Shares for the account of anyone other than a United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada to anyone other than a United States or Canadian Person, and any dealer to whom it may sell any of the U.S. Shares will represent that it is not purchasing any of the U.S. Shares for the account of anyone other than a United States or Canadian Person and will agree that it will not offer or resell such U.S. Shares directly or indirectly outside the United States or Canada or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

             The U.S. Underwriters further confirm that in determining their net commitment for short account pursuant to Section 7 of the Amended and Restated Master Agreement Among Underwriters dated as of June 11, 1984, there shall be subtracted any Shares purchased for such U.S. Underwriter's account pursuant to Section 1 of the Agreement Between U.S. and International Underwriters.

             10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Storage Equities, Inc., 600 North Brand Boulevard, Glendale, California 91203, Attention: Legal Department or (b) if to the U.S. Underwriters, to the Representatives, c/o the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019,
   Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

             This Agreement has been and is made solely for the benefit of the U.S. Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and, except as set forth in the International Underwriting Agreement, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of U.S. Shares from any of the several U.S. Underwriters.

             Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

             THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

             In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             The Company and the U.S. Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

             Please confirm that the foregoing correctly sets forth the agreement between the Company and the several U.S. Underwriters.

                                 Very truly yours,

                                 STORAGE EQUITIES, INC.


                                 By:  ________________________
                                 Name:
                                 Title:

   Confirmed as of the date first
   above mentioned:

   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   RAYMOND JAMES & ASSOCIATES, INC.
   THE ROBINSON-HUMPHREY COMPANY, INC.
   Acting on behalf of themselves
   and as the Representatives
   of the several U.S. Underwriters
   named in Schedule I hereof.

   By:  PAINEWEBBER INCORPORATED


   By:  ________________________
   Name:
   Title:


                                   SCHEDULE I

                                U.S. UNDERWRITERS


                                                                 Number of
       Name of                                               U.S. Firm Shares
   U.S. Underwriters                                         to be Purchased
   -----------------                                         ----------------

   PaineWebber Incorporated
   Smith Barney Inc.
   Donaldson, Lufkin & Jenrette Securities Corporation
   Raymond James & Associates, Inc.
   The Robinson-Humphrey Company, Inc.

        Total  . . . . . . . . . . . . . . . . . . . . . .  _________________
                                                            _________________


                                                                    EXHIBIT A

                             STORAGE EQUITIES, INC.

                              _____________________

                       U.S. PRICE DETERMINATION AGREEMENT


                                                                 May __, 1995


   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   RAYMOND JAMES & ASSOCIATES, INC.
   THE ROBINSON-HUMPHREY COMPANY, INC.
     as Representatives of the Several U.S. Underwriters
   c/o PaineWebber Incorporated
   1285 Avenue of the Americas
   New York, New York 10019

   Dear Ladies and Gentlemen:

             Reference is made to the U.S. Underwriting Agreement, dated May __, 1995 (the "U.S. Underwriting Agreement"), among Storage Equities, Inc., a real estate investment trust and a California corporation (the "Company"), and the several U.S. underwriters named in Schedule I thereto or hereto (the "U.S. Underwriters"), for whom PaineWebber Incorporated, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Raymond James & Associates, Inc. and The Robinson-Humphrey Company, Inc. are acting as representatives (the "U.S. Representatives"). The U.S. Underwriting Agreement provides for the purchase by the U.S. Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 3,500,000 shares (the "U.S. Firm Shares") of the Company's common stock, par value $.10 per share. This Agreement is the U.S. Price Determination Agreement referred to in the U.S. Underwriting Agreement.

             Pursuant to Section 1 of the U.S. Underwriting Agreement, the undersigned agrees with the U.S. Representatives as follows:

                  1. The initial public offering price per share for the U.S. Shares shall be $_______.

                  2. The purchase price per share for the U.S. Firm Shares to be paid by the several U.S. Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

             The Company represents and warrants to each of the U.S. Underwriters that the representations and warranties of the Company set forth in Section 3 of the U.S. Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

             As contemplated by the U.S. Underwriting Agreement, attached as
   Schedule I is a complete list of the several U.S. Underwriters, which shall be a part of this Agreement and the U.S. Underwriting Agreement.

             This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             If the foregoing is in accordance with your understanding of the agreement among the U.S. Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the U.S. Underwriting Agreement shall be a binding agreement among the U.S. Underwriters and the Company in accordance with its terms and the terms of the U.S. Underwriting Agreement.


                                 Very truly yours,

                                 STORAGE EQUITIES, INC.


                                 By:_________________________
                                 Name:
                                 Title:

   Confirmed as of the date
     first above mentioned:

   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   RAYMOND JAMES & ASSOCIATES, INC.
   THE ROBINSON-HUMPHREY COMPANY, INC.
   Acting on behalf of themselves
   and as the Representatives
   of the several U.S. Underwriters
   named in Schedule I hereof.

   By:  PAINEWEBBER INCORPORATED


   By:  ________________________
   Name:
   Title:


                                                                    Exhibit B

                               Form of Opinion of
                             Counsel to the Company

             1. Each of the Company, the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

             2. All of the Company's ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances.

             3. The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Convertible Preferred Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters and the International Underwriters pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the form of certificate for the Shares is in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

             4. To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, under Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - REIT Distribution Requirement" and Part III, Item 13 - "Certain Relationships and Related Party Transactions" (other than the financial statements and other financial and statistical information contained therein, as to which I express no opinion) fairly summarize the matters therein described in all material respects.

             5. The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and (i) the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and (ii) each of the Incorporated Documents, when it was last filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

             6. The Company has full corporate power and authority to enter into and perform its obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement and to issue, sell and deliver the Shares; and the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company.

             7. No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the U.S. Underwriting Agreement and the International Underwriting Agreement, the performance by the Company of its obligations thereunder or the consummation of the transactions contemplated therein, except such as have been obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the U.S. Underwriters of the U.S. Shares.

             8. The Company, each Subsidiary and each Partnership have all requisite power and authority, and, to the best knowledge of such counsel, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, and the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

             9. The Company and each of the Subsidiaries are not in violation of its articles of incorporation or by-laws, and to the best of my knowledge, after due inquiry, neither the Company, the Subsidiaries nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or they or its or their properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

             10. Neither the issue and sale of the Shares nor the consummation of any other of the transactions contemplated by the U.S. Underwriting Agreement and the International Underwriting Agreement nor the fulfillment of the terms of the U.S. Underwriting Agreement or the International Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or by-laws of the Company or the Subsidiaries or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

             11. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

             12. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

             I have participated in conferences with representatives of the U.S. Underwriters and managers of the International Underwriters, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I do not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to me by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to my attention which lead me to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that I do not express any comment with respect to the financial statements and other financial data included in the Registration Statement or Prospectus.

             I have relied as to matters of fact, to the extent I deemed proper, on certificates of responsible officers of the Company and public officials.


                                                                    Exhibit C

                               Form of Opinion of
                           Tax Counsel to the Company

        1. The statements in the Prospectus under the heading "Certain Federal Income Tax Considerations" fairly summarize the federal income tax considerations likely to be material to a holder of the Shares.

        2. Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in our tax opinion filed as Exhibit 8.1 to the Registration Statement, the Company has operated in a manner that qualified it as a REIT under the Code, for its taxable years ended December 31, 1990, December 31, 1991, December 31, 1992, December 31, 1993 and December 31, 1994, and if it operates subsequent to December 31, 1994 in the same manner as it has prior to that date, it will continue to so qualify. You may rely upon our tax opinion filed as Exhibit 8.1 to the Registration Statement to the same extent as if it were set forth in full herein.

             We have relied as to matters of fact, to the extent we deemed proper, on certificates of responsible officers of the Company and public officials, and, as to matters of California law, on the opinion of David Goldberg.